EXHIBIT 21.0

   SIGNIFICANT DIRECT AND INDIRECT SUBSIDIARIES OF OCWEN FINANCIAL CORPORATION

Name                                                                  State or Other Jurisdiction of Organization
------------------------------------------------                      -------------------------------------------
Ocwen Federal Bank FSB (2)                                            New Jersey
RMSI, Inc (2)                                                         New Jersey

Investors Mortgage Insurance Holding Company (1)                      Delaware
Ocwen Properties, Inc. (1)                                            New York
Ocwen Asset Investment Corp. (1)                                      Florida
Ocwen General, Inc. (1)                                               Virginia
Ocwen Asset Investment - UK, LLC (2)                                  Delaware
Ocwen Partnership, L.P. (2)                                           Virginia
OAIC Halifax, LLC (2)                                                 Delaware
Ocwen NIMS Corp. (2)                                                  Florida

Ocwen Technology Xchange, Inc. (2)                                    Florida
REALTrans.Com, Inc. (2)                                               Florida

Residential Real Estate Solutions, Inc. (2)                           Florida

Ocwen Capital Trust I (2)                                             Delaware

Ocwen Luxembourg, Sarl (1)                                            Luxembourg
Ocwen Asia Holdings Ltd. (1)                                          Mauritius
Ocwen Financial Solutions Private Limited (2)                         India

(1) Holding company with no significant assets or operations
(2) Operating company